Exhibit 10.13

FORM OF SERVICES AGREEMENT

THIS SERVICES AGREEMENT (this “Agreement”) is made as of             ,             , by and between Career Education Corporation, a Delaware corporation (“CEC”) and             , a wholly-owned subsidiary of CEC (“CEC Subsidiary”).

RECITALS:

A. CEC is a management holding corporation which through its subsidiaries, including but not limited to CEC Subsidiary, operates several postsecondary proprietary schools, including but not limited to the School listed on Schedule A attached hereto (the “School”);

B. CEC Subsidiary and the School desire CEC to provide, or cause to be provided, certain Services (as defined below) to CEC Subsidiary and/or the School; and

C. CEC is prepared to provide such Services to CEC Subsidiary and/or the School.

NOW, THEREFORE, in consideration of the foregoing recitals, and of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	SERVICES

CEC shall provide, or cause to be provided, specific management and administrative services to CEC Subsidiary and/or the School as may be requested by CEC Subsidiary and/or the School from time to time, which may include those Services set forth on Schedule B attached hereto (hereinafter referred to as “Services”).

2.	FEE

The fees due CEC from CEC Subsidiary and/or the School for its performances of the Services shall be established, from time to time, by the mutual agreement of the parties. All fees are subject to review and revision on a periodic basis. The fees are to be charged monthly, unless otherwise agreed to by the parties hereto.

3.	TERM

The initial term of this Agreement shall be for a period of one year (the “Initial Term”). Thereafter, the term shall automatically renew for successive one year periods (collectively with the Initial Term, the “Term”). This Agreement may be terminated by either party upon the giving of thirty (30) days prior written notice to the other party. In the case of termination of this Agreement by either party, CEC Subsidiary and/or the School will be liable for all charges for Services provided by CEC to CEC Subsidiary and/or the School through the effective date of termination, including a prorated portion of any monthly fee due hereunder.

4.	STANDARD OF CARE; WAIVER OF CLAIMS; INDEMNITY

a)	STANDARD OF CARE

In performing the services under this agreement, CEC at all times shall act in good faith and in a manner which it believes to be in or not opposed to the best interests of CEC Subsidiary and the School.

b)	WAIVER OF CLAIMS

Notwithstanding anything to the contrary contained in this agreement or provided by law, to the maximum extent permitted by law, CEC Subsidiary and the School hereby unconditionally and irrevocably waive all claims and causes of action against CEC (and its shareholders, officers, directors and employees), of every kind and character, including claims and causes of action for loss of or injury to business and property, caused by or deriving from any act or omission of CEC (or its shareholders, officers, directors and employees) under this Agreement, including acts and omissions constituting negligence or gross negligence, except for such acts or omissions of CEC made or omitted in bad faith.

c)	INDEMNITY

Each party agrees to protect, defend, hold harmless and indemnify (as such, the “Indemnifying Party”) each other party, its successors, assigns, directors, officers, employees and any members of the governing board of the School and their respective representatives (each, an “Indemnified Party”) from and against any and all claims, demands, actions, liabilities, damages, losses, fines, penalties, costs and expenses including reasonable attorneys’ fees (collectively the “Claims”), of any kind whatsoever including, without limitation of the foregoing, those relating to actual or alleged death of or injury to persons and damage to property, actually or allegedly, directly or indirectly, arising or resulting from or connected with: (a) any Claims against an Indemnified Party arising out of services or procedures provided by or through the Indemnifying Party pursuant to this Agreement; (b) the omission or commission of any act, lawful or unlawful, by the Indemnifying Party or its agents or employees, whether or not such act is within the scope of the agency or employment of such agents or employees; (c) the failure of the Indemnifying Party to comply with any applicable law, ordinance, rule or regulation, and; (d) inquiries and/or investigations by any federal, state or local governmental organization.

5.	NO THIRD PARTY BENEFITS

This Agreement has been entered into for the sole benefit of CEC Subsidiary and CEC and in no event shall any third-party beneficiaries be created thereby except as otherwise required pursuant to Title IV.

6.	INDEPENDENT CONTRACTOR

CEC is and will remain at all times an independent contractor of CEC Subsidiary and/or the School in the performance of all Services. CEC shall hire, discharge and supervise all persons it deems necessary to carry out CEC’s duties under this Agreement. Such persons shall be deemed to be employees of CEC or of their respective companies, as applicable, and not of CEC Subsidiary or the School. Such party shall be solely liable for payment of such employees’ wages and benefits, as applicable, and for compliance with all applicable federal, state and local laws, rules and regulations relating to labor relations, terms, conditions and hours of employment, including civil rights laws, state unemployment compensation laws, worker compensation laws, and withholding of income tax laws.

7.	CONFIDENTIALITY

The parties agree that all information provided pursuant to this Agreement by each party (“Disclosing Party”) to the other party (“Receiving Party”) is confidential and proprietary (“Confidential Information”) and Receiving Party shall not use any Confidential Information for any purpose other than as permitted or required for performance under this Agreement. Except as otherwise provided herein, Receiving Party agrees not to disclose or furnish any Confidential Information to any third party without the prior express written consent of the Disclosing Party and to take all reasonable measures, including, without limitation, measures taken by Receiving Party to safeguard its own Confidential Information, to prevent any such disclosure by its employees, or agents. Nothing provided herein shall

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prevent Receiving Party from disclosing information which (i) becomes public through no breach hereof; (ii) is received from a third party without restriction; (iii) is independently developed by it without any of the information obtained in connection with this Agreement; (iv) is disclosed pursuant to a requirement of law; or (v) is already known to it. Notwithstanding the foregoing, CEC may disclose any information that it, in its sole discretion, deems necessary or appropriate for purposes of complying with its public disclosure obligations or that relates to communications with investors, accreditors or regulatory agencies.

8.	NOTICE

Any notice required under this Agreement shall be in writing and shall be deemed to have been duly served if mailed, postage prepaid, by certified or registered mail, return receipt required, to the party at the following addresses:

If to CEC:

Career Education Corporation

2895 Greenspoint Parkway, Suite 600

Hoffman Estates, IL 60195

If to CEC Subsidiary:

[CEC Subsidiary Address]

Either party may change the address to which subsequent notice by the other must be sent by serving notice of the new address to the other party in the manner described in this paragraph.

9.	SEVERABILITY

This Agreement shall be construed in its entirety and shall not be divisible, except that if a court of competent jurisdiction declares any provision hereof invalid or unenforceable as written, it is the desire of the parties that such provision or provisions be reformed, if possible, by referring to the remaining provisions hereof so as to most closely approximate the intent of the parties, and the other provisions hereof shall remain valid and enforceable as written.

10.	SUCCESSORS AND ASSIGNS

Subject to the availability of the personnel of CEC, the rights and obligations of the parties hereto under this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns. CEC hereby expressly reserves the right to assign or delegate to any third party its rights or obligations hereunder, which assignment or delegation may be effected without notice to CEC Subsidiary or the School; provided, however, that if CEC assigns to a third party its rights to receive payments of the Fee as described in Paragraph 2 above, then CEC shall notify CEC Subsidiary and the School of such assignment sufficiently prior thereto.

11.	PERFORMANCE

Neither CEC Subsidiary nor CEC shall be responsible for delays, failures or constraints in performance resulting from acts beyond its control, including, but not limited to, acts of God, strikes, riots, acts of war, fire, communication line failures, or power failures. It is further agreed that the responsibility for performance if the duties stated herewith to be limited to those periods subsequent to the commencement of this Agreement. It is agreed that the resolution of any audits for program reviews for periods prior to the commencement of this Agreement will be the sole responsibility of CEC Subsidiary. If work is required to correct deficiencies occurring in work performed prior to the Effective Date of this Agreement, CEC will submit a separate proposal to resolve these deficiencies.

12.	WAIVER

Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

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13.	COUNTERPART EXECUTION

This Agreement may be executed in counterparts, and when copies of this Agreement are executed by all parties hereto, it shall constitute but one Agreement, binding upon all parties hereto.

14.	GOVERNING LAW

This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Delaware, except as to its conflicts of laws provisions.

15.	CAPTIONS

The captions used in this Agreement have been inserted for convenience and reference only and shall not be deemed to limit or define the text of this Agreement.

16.	ENTIRE AGREEMENT

This Agreement and the schedules attached hereto contain the entire agreement of the parties. It is an agreement entered on the date hereof and supersedes all prior agreements and understandings, either written or oral, between the parties concerning the subject matter of this Agreement. This Agreement may not be changed orally, but only by an agreement in writing signed by each party to this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers, effective as of the date referenced above.

CAREER EDUCATION CORPORATION

By:
Name:
Its:

[CEC SUBSIDIARY NAME]

By:
Name:
Its:

Acknowledged, accepted and agreed to by [SCHOOL NAME]

By:
Name:
Its:

SCHEDULE A

SCHOOL	CAMPUSES

[SCHOOL NAME]

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SCHEDULE B

SERVICES

a)	Management Advice

CEC shall provide management advice, which advice may include recommendations with respect to organizational structure, work procedures, work relationships, marketing, academics, human resources, accounting, career services, information technology, regulatory matters, legal matters and assignment of staff.

b)	Information Technology Services

CEC will provide, manage and maintain certain critical software systems used globally by all CEC schools, including its student information management system software, employee payroll and benefits software, accounting and financial management software, as well as other software platforms requested by CEC Subsidiary, including installation, updates, training, support, backup and offsite security. CEC will provide training, consulting services related to any IT related matters as requested by any school. CEC will build, and support the web sites for each of the schools. For any online courses or schools, CEC will provide and manage all information technology functions and services, including: web development services that create and maintain the web sites, portals and software necessary for operation of the classes and university services that are provided online; imaging services that scan and otherwise make documents available via electronic means; information technology services that create and maintain the computer and other hardware infrastructure that supports the classrooms and online campus; and technical support services that respond to student, faculty and administrator requests for technical assistance in operating the software and hardware related to operation of the classes or school.

c)	Accounting; Tax and Financial Management

CEC shall provide consulting services on financial planning, forecasting, risk management, GAAP compliance and other accounting related matters. CEC will provide and manage all book keeping and related accounting functions including procurement services, as well as manage certain of its banking relationships and accounts and assist with any of its financing requirements. CEC will arrange for and coordinate all annual outside financial audits and assist in the resolution of any audit findings from any outside auditor or regulatory agency. CEC shall arrange for advice with regard to any federal, local or state tax planning or issues and shall assist with the preparation of any local, state or federal tax returns or filings. CEC shall provide advice and assistance in obtaining insurance coverage at the lowest possible rates for the protection of the assets and earnings of CEC Subsidiary and shall also coordinate the purchasing of employee and non-employee insurance coverage.

d)	Legal Assistance

CEC shall provide or arrange for legal advice on matters of special concern to CEC Subsidiary including, but not limited to, legal advice on matters relating to trade names, trademarks, patents, licensing authority, accreditation, degree authority, employment disputes, student disputes, real estate services and lease negotiation and other third party contract negotiation and documentation. CEC also may obtain referrals for CEC Subsidiary for legal advice, and will apprise CEC Subsidiary of the activities of local attorneys with respect to matters concerning CEC Subsidiary.

e)	Regulatory Affairs

CEC shall provide advice and training, make recommendations and consult with CEC Subsidiary regarding matters concerning its accreditation, degree granting authority, Title IV funds eligibility, new program or class approvals, and other regulatory matters. Additionally, CEC will provide advice and make

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recommendations in connection with the preparation for any audits from any outside regulatory agency and in the resolution of any audit findings from any outside regulatory agency regarding the foregoing.

f)	Marketing and Advertising

CEC shall provide market research and marketing analysis. CEC also shall coordinate the purchasing of marketing used by CEC Subsidiary and coordinate the generation and delivery of leads for use by CEC Subsidiary’s admissions advisors. CEC shall provide marketing services as requested by CEC Subsidiary and shall coordinate advertising on a local, regional and national basis, which coordination shall be for the purpose of (i) deriving savings through the sharing of certain base costs; and (ii) presenting a professionally prepared, uniform image of CEC Subsidiary and its schools. CEC shall monitor the effectiveness of the marketing and maintain compliance with regulatory requirements and restrictions concerning marketing for the benefit of CEC Subsidiary and work with CEC Subsidiary to continually improve the effectiveness of its advertising campaigns.

g)	Career Services

CEC shall provide CEC Subsidiary with Career Services assistance for its current and former students, including career guidance and career research assistance, job placement assistance and internship opportunities. CEC shall also plan and organize virtual job fairs and other related assistance related to the job search process for the students of CEC Subsidiary and provide any requested training to the employees of CEC Subsidiary relating to the provision of Career Services advice.

h)	Academics and Student Services

CEC shall provide advice and assistance to CEC Subsidiary’s faculty and administrators in connection with its course and curriculum development. CEC shall also provide such services as CEC Subsidiary shall request regarding other student services. CEC shall provide training, make recommendations and provide technical assistance regarding student record keeping and registrar functions, faculty development, student retention, accreditation compliance.

i)	Human Resources; Employees

CEC shall assist CEC Subsidiary in the recruitment, screening and hiring of employees and shall provide ongoing assistance with employee development, including employee training. CEC shall provide comprehensive human resources services to CEC Subsidiary, including payroll support, employee benefits support, assistance with internal employee policies, procedures and compensation, and involvement and consultation on employment related disputes and other employee relations matter.

j)	Student Accounts

CEC shall provide training and consulting services to CEC Subsidiary employees related to the financial aid process, policy development, financial aid applications and awards, access to financing alternatives, account collections, and compliance as well as such assistance as requested in processing financial aid awards.

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